As filed with the Securities and Exchange Commission on September 30, 2019

File No. ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	32-0547454
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 W. Clarendon Ave. Unit 230 Phoenix, Arizona	85013
(Address of principal executive offices)	(Zip Code)

Tyler B. Wilson, Esq.

Chief Financial Officer,

General Counsel & Secretary

16165 N. 83rd Avenue, Suite 200

Peoria, Arizona 85382

(866) 370-3835

(Registrant’s telephone number, including area code)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Ste, 600

West Palm Beach, FL 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.000001 per share

Title of Class

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [X]	Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

TARONIS FUELS, INC.

INFORMATION REQUIRED AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Business,” “Certain Relationships and Related Transactions,” “Relationship With Taronis Technologies After the Spinoff” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Selected Historical Consolidated Financial Data,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business — Properties.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Executive Compensation.” That section is incorporated herein by reference.

2

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business — Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Spinoff,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “The Spinoff” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the sections of the information statement entitled “Description of Capital Stock — Limitation on Directors’ Liability” and “Indemnification of Directors and Officers.” Those sections are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Combined Carve-Out Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Combined Carve-Out Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

3

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Master Distribution Agreement

2.2	Form of Separation Agreement

3.1	Amended and Restated Certificate of Incorporation of the Registrant

3.2	Bylaws of the Registrant

4.1	Form of Specimen Certificate for the Registrant’s common stock, $0.000001 par value per share

5.1*	Opinion Re Legality

8.1*	Opinion Re Tax Matters

10.1	Form of Tax Sharing Agreement

10.2	Form of Transition Services Agreement

10.3	Intellectual Property License Agreement

10.4	Taronis Fuels, Inc. 2019 Equity Incentive Award Plan

10.5	Executive Bonus Plan

10.6	Form of Assignment, Assumption and Amendment to Contract

10.7	Form of Director and Officer Indemnification Agreement

10.8	Form of Director Services Agreement

10.9	Director Compensation Policy

10.10	Executive Severance Plan

10.11	Insider Trading Policy

10.12	Employee Stock Purchase Plan

14	Code of Ethics

21.1	List of Subsidiaries

99.1	Information Statement, Subject to Completion, dated September 30, 2019.

*	To be filed by amendment.

4

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TARONIS FUELS, INC.

By:	/s/ Scott Mahoney
Name:	Scott Mahoney
Title:	Chief Executive Officer and President

Dated: September 30, 2019

5

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Master Distribution Agreement

2.2	Form of Separation Agreement

3.1	Amended and Restated Certificate of Incorporation of the Registrant

3.2	Bylaws of the Registrant

4.1	Form of Specimen Certificate for the Registrant’s common stock, $0.000001 par value per share

5.1*	Opinion Re Legality

8.1*	Opinion Re Tax Matters

10.1	Form of Tax Sharing Agreement

10.2	Form of Transition Services Agreement

10.3	Intellectual Property License Agreement

10.4	Taronis Fuels, Inc. 2019 Equity Incentive Award Plan

10.5	Executive Bonus Plan

10.6	Form of Assignment, Assumption and Amendment to Contract

10.7	Form of Director and Officer Indemnification Agreement

10.8	Form of Director Services Agreement

10.9	Director Compensation Policy

10.10	Executive Severance Plan

10.11	Insider Trading Policy

10.12	Employee Stock Purchase Plan

14	Code of Ethics

21.1	List of Subsidiaries

99.1	Information Statement, Subject to Completion, dated September 30, 2019.

*	To be filed by amendment

6